UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      October 14, 2008
PSYCHEMEDICS CORPORATION
(Exact Name of Registrant As Specified In Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-13738 (Commission File Number)	58-1701987 (I.R.S. Employer Identification No.)

125 Nagog Park, Acton, Massachusetts (Address of Principal Executive Offices)	01720 (Zip Code)
(978) 206-8220
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
SIGNATURE

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
          (c)      On October 14, 2008, Psychemedics Corporation (the “Company”) appointed Raymond J. Ruddy as Vice President and Controller of the Company. In such capacity Mr. Ruddy, age 40, will serve as the Company’s principal financial and accounting officer. Since 2005, he served as Director of International Finance of GSI Group Corporation. From 2001 to 2005 Mr. Ruddy served as Director of Finance and Investor Relations of Concord Communications. He began his career in the audit department at Ernst & Young LLP. Mr. Ruddy, a graduate of the MBA program at the Yale School of Management, is a Certified Public Accountant.
          (e)      Mr. Ruddy’s employment will be at will. He will receive a salary of $150,000 per year. Mr. Ruddy was also awarded on October 14, 2008 1,000 Stock Unit Awards under the Company’s 2006 Equity Incentive Plan. Each such award entitles Mr. Ruddy to one share of common stock of the Company upon its vesting date. The awards vest annually in four equal installments on the first through fourth anniversaries of his start date.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION
Dated: October 17, 2008
By:	/s/ Raymond C. Kubacki
Raymond C. Kubacki,
Chief Executive Officer